                                                                   EXHIBIT 10.11

                              SEVERANCE AGREEMENT
                              -------------------


     THIS SEVERANCE AGREEMENT ("Agreement") is made as of November 1999 by and between California Pizza Kitchen, Inc., a California corporation (the "Company"), and Frederick F. Wolfe, an individual (the "Executive").


WITNESSETH
----------


     A. The Company has retained the Executive to serve as the Company's Senior Vice President of Operations.

     B. The Company and the Executive desire to enter into an agreement setting forth the consequences of certain methods of terminating the Executive's employment with the Company.

AGREEMENT
---------

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Definitions.

         (a) "Base Salary" shall mean the amount of Executive's normal and customary base salary payable by the Company on each normal and customary pay interval of the Company, excluding amounts payable as a bonus or for benefits.

         (b) "Cause" shall mean (i) Executive's commission of a felony or other crime involving moral turpitude; (ii) Executive's willful misconduct that materially adversely affects Executive's ability to perform Executive's duties for the Company or materially adversely affects the Company, (iii) the willful failure of Executive (other than because of Executive's Disability) to follow the lawful instructions of the Board, after the Executive has received at least seven days written notice of such instructions, which failure results in demonstrable material injury to the Company; or (iv) Executive's breach of his fiduciary duty to the Company for personal profit.

         (c) "Disability" means the inability of the Executive to perform a major part of the duties to be performed by the Executive as an employee of the Company immediately prior to the inception of the disability, because of illness, accident, or injury, for a period of 26 consecutive weeks or for a cumulative period of 30 weeks in any 12 month period.

2.  Right to Severance Payments.
    ----------------------------

         (a) In the event that the Executive's employment with the Company is terminated by the Company, then the Company shall continue to pay the Executive, at the Company's regular payroll intervals, the amount of his Base Salary in effect on the date of termination (the "Base Rate") for twenty-six (26) consecutive weeks following the date of termination. Thereafter, the Company shall continue to pay the Executive, at the Company's regular payroll intervals, the Base Rate for an additional twenty-six (26) consecutive week period (the "Subsequent Period"); provided that any economic benefit or advantage earned or accrued by the Executive from rendering employment, consulting or similar services or from self-employment during the Subsequent Period shall reduce the amount of Base Rate to be paid to the Executive each pay period on a dollar-for-dollar basis. All obligations of the Company to pay the Base Rate shall terminate upon the expiration of the Subsequent Period without regard to the Executive's employment status at that time. The Executive shall report his "Earnings" (defined as any and all economic benefits or advantages earned or accrued by Executive from employment, consulting, or similar services or from self-employment activities, but excluding life, medical and disability insurance or other similar, non-monetary compensation), on a weekly basis no later than the close of business on the Tuesday of the next succeeding week. At such time, the Executive shall also report the nature and source of such Earnings to the Company and the Company shall have the right to confirm the amount thereof with the source and, in addition to any other rights the Company may have at law or in equity, to withhold payment of the Base Rate to the extent such source or any other source discloses that the Executive has Earnings during any week which are in excess of those reported by the Executive with respect to such week. The severance pay, if any, expressly granted under this Section 2(a) shall be the sole and exclusive compensation, benefit and remedy due to the Executive or his representatives upon the Company's termination of the Executive's employment.

         (b) Notwithstanding the foregoing, the Company shall have no obligation to make the payment referred to in Section 2(a) if the Executive's employment is terminated as a result of the Executive's death, Disability or retirement, or if Executive's employment is terminated by the Company for Cause.

     3.  Notices.  Except as otherwise provided in this Agreement, any notice
         -------
shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, personally delivered or sent by a nationally recognized overnight delivery service, to the address of the Executive set forth below, in the case of notices to the Executive, and the principal office of the Company at the address set forth below, in the case of notices to the Company.

               If to the Company to:

                    California Pizza Kitchen, Inc.
                    Restaurant Support Center
                    6053 West Century Blvd., 11th Floor
                    Los Angeles, California 90045
                    Attention:  President

               If to the Executive, to:

                    Frederick F. Wolfe
                    6234 Majorca Circle
                    Long Beach, CA 90803
                    ____________________

                                _______________

     4.  Waiver.  No provision of this Agreement may be modified, waived or
         -------
discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and an executive officer of the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     5.  Assignment.  This Agreement shall not be assignable by any party
         ----------
hereto, except by the Company to any successor in interest to the Company which assumes the liabilities of the Company under this Agreement.

     6.  Entire Agreement.  This Agreement contains the entire agreement of the
         ----------------
parties relating to the subject matter of this Agreement and supercedes any prior agreement of the parties to such subject matter.

     7.  No Effect on Employment.  This Agreement shall not confer upon
         -----------------------
Executive any right to continue in the employment of the Company.

     8.  Successors, Binding Agreement.  This Agreement shall inure to the
         -----------------------------
benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heir, distributees, devisees and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided in Section 2(b) hereof, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

     9.  Applicable Law.  The Agreement shall be governed by and construed in
         ---------------
accordance with the internal laws (but not the conflict of law principles) of the State of California.

     10.  Headings.  The headings of the Sections of this Agreement are for
          --------
convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.

                         CALIFORNIA PIZZA KITCHEN, INC.


                             /s/ Frederick R. Hipp
                         By: ---------------------------------------
                              Frederick R. Hipp
                              President and Chief Executive Officer


                         EXECUTIVE


                         /s/ Frederick F. Wolfe
                         -------------------------------------------
                             Frederick F. Wolfe

                                       4